EXHIBIT 99.1

FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 15, 2007

FOR FURTHER INFORMATION:

Bill Hodges	Fran Barsky
Chief Financial Officer	Director, Investor Relations
(919) 913-1030	(919) 913-1044

JACQUES REJEANGE APPOINTED TO POZEN BOARD OF DIRECTORS

CHAPEL HILL, N.C., February 15, 2007 - POZEN Inc. (NASDAQ: POZN), a pharmaceutical company focused primarily on products for the treatment of acute and chronic pain and other pain-related conditions, today announced the appointment of Jacques F. Rejeange to its Board of Directors effective immediately.

Mr. Rejeange was previously appointed to the POZEN Board of Directors in April 1997 and served as Chairman of the Board of Directors from December 1999 to December 2000 before his retirement in 2004. He currently sits on the Boards of Medicentrix AG and Swisslog AG in Switzerland. Previously, Mr. Rejeange was President of Florham Consulting S.A. based in Areuse, Switzerland; Chief Operating Officer and later President and Chief Executive Officer of Sterling Winthrop, Inc.; and President and Chief Operating Officer of Sandoz Pharmaceuticals Corporation USA.

Dr. John R. Plachetka, POZEN’s Chairman, President and CEO said, “We are pleased to welcome Jacques back to the POZEN board of directors. His international, corporate and entrepreneurial experience will add additional value to our board membership.”

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for the proposed product candidate Trexima™ combining sumatriptan, formulated with RT Technology™, and naproxen sodium in a single tablet for the acute treatment of migraine, which is currently under review by the United States Food and Drug Administration, and with AstraZeneca for proprietary fixed dose combinations of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The company’s common stock is traded on The Nasdaq Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended September 30, 2006. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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